UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2020

CRAFT BREW ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

929 North Russell Street

Portland, OR 97227-1733

(Address of principal executive offices, including zip code)

(503) 331-7270

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.005 par value	BREW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On February 25, 2020, Craft Brew Alliance, Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of November 11, 2019 (the “Merger Agreement”), by and among the Company, Anheuser-Busch Companies, LLC, a Delaware limited liability company (“Parent”), and Barrel Subsidiary, Inc., a Washington corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), which provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

As of January 17, 2020, the record date for the Special Meeting, there were 19,495,907 shares of the Company’s common stock, par value $0.005 per share (the “Shares”), outstanding, each of which was entitled to one vote for each proposal at the Special Meeting.  At the Special Meeting, a total of 16,035,820 Shares, representing approximately 82% of the outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)         Merger Agreement Proposal.  The proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

(2)         Adjournment Proposal.  The proposal to adjourn the Special Meeting, if necessary or appropriate, including adjournment to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal.

(3)         Advisory (Nonbinding) Merger-Related Compensation Proposal.  The proposal to approve, by nonbinding advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger.

For more information on each of these proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 21, 2020.

Each of the three proposals was approved by the requisite vote of the Company’s shareholders.  In addition, the Merger Agreement Proposal was approved by a majority of the Shares held by shareholders other than Parent, Merger Sub and their affiliates.

The final voting results for each proposal are described below.

(1)         Merger Agreement Proposal:

For	Against	Abstain
15,807,581	216,455	11,784

Merger Agreement Proposal, excluding Shares held by Parent, Merger Sub and their affiliates:

For	Against	Abstain
9,738,534	216,455	11,784

(2)         Adjournment Proposal:

For	Against	Abstain
15,417,623	603,795	14,402

(3)         Advisory (Nonbinding) Merger-Related Compensation Proposal:

For	Against	Abstain
12,725,999	3,270,627	39,194

Because the Merger Agreement Proposal was adopted by the requisite vote, no adjournment to solicit additional proxies was necessary.

Item 8.01                                           Other Events.

On February 25, 2020, the Company issued a press release regarding shareholder approval of the Merger Agreement and that the closing of the Merger is expected to occur in 2020, subject to customary closing conditions, including receipt of requisite regulatory approvals.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated February 25, 2020.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated February 25, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Date: February 26, 2020	By:	/s/ Edwin A. Smith
	Name:	Edwin A. Smith
	Title:	Corporate Controller and Principal Accounting Officer